UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Accounting Officer

On May 8, 2023, Mr. Jeffrey L. Moody, the Controller and Principal Accounting Officer of CapStar Financial Holdings and CapStar Bank (“the Company”) notified the Company of his decision to resign effective May 26, 2023 to accept a position which will allow him to work from home and spend more time with family. Mr. Moody’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices, including the Company's accounting principles and practices and internal controls.

Appointment of Interim Principal Accounting Officer

Effective May 12, 2023, the Company announced the appointment of Ms. Ali Jefferson, age 35, as interim Controller and Principal Accounting Officer. Ms. Jefferson has served as Assistant Controller since joining the Company in late 2022. Prior to joining the Company, she acted as SEC Financial Reporting Manager with Sterling Bank and Trust, and previously served as Chief Accounting Officer and Controller with Reliant Bank. Ms. Jefferson’s previous experience includes over 8 years in public accounting, most recently as an audit manager with EY as well as roles with Dixon Hughes Goodman and Horne LLP where she focused on serving publicly traded financial institutions. Ms. Jefferson is a graduate of Eastern Illinois University with a Master of Accountancy from University of Tennessee and is a certified public accountant licensed in the state of Tennessee.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	May 12, 2023	By:	/s/ Timothy K. Schools
Timothy K. Schools Chief Executive Officer